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                                                                  EXHIBIT 10.5

                             EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") by and between Hospitality Design & Supply, Inc., a Delaware corporation (the "Company"), and Ygal Sonenshine ("Founder") is hereby entered into and effective as of the date of the consummation of the initial public offering of the common stock of the Company. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between the Company and Founder.

                                    RECITALS


        A. As of the date of this Agreement, the Company is engaged primarily in the commercial kitchen design and/or supply industry.

        B. Founder is employed hereunder by the Company in a confidential relationship wherein Founder, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

        Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                                   AGREEMENTS

     1. Employment and Duties. The Company hereby employs Founder as President
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of the Raygal division and a member of the executive operating committee of the
Company. As such, Founder shall have responsibilities, duties and authority reasonably accorded to and expected of the president of a division and will report directly to the Chief Executive Officer of the Company or such other officer as shall be determined by the Chief Executive Officer of the Company. Founder hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his working time, attention and efforts to promote and further the business of the Company.

     2.  Compensation.  For all services rendered by Founder, the Company shall
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compensate Founder as follows:

         (a) Base Salary. The base salary payable to Founder shall be $150,000
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per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. On at least an annual basis, the board of directors of the Company (the "Board") will review Founder's performance and may make increases to such base salary if,

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in the Board's discretion, any such increase is warranted. Founder shall be eligible for such bonuses, if any, as may be granted to him from time to time by the Board.

        (b)  Founder Benefits and Other Compensation.  During the term of this
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Agreement, Founder will have the right to receive such benefits as are generally made available to full-time officers of the Company, including the right to participate in any retirement plan or bonus plan that the Company may create. In addition to, or inclusive of, such benefits, the Company will provide Founder with the following:

             (i) the opportunity to apply for coverage under the Company's medical, life and disability plans, if any. If Founder is accepted for coverage under such plans, the Company will provide to Founder and his immediate family such coverage on the same terms as are customarily provided by the Company to the plan participants as modified from time to time; and

             (ii) in addition to normal holidays recognized by the Company, paid vacation consistent with past practice of Raygal Design Associates, Inc. No more than six weeks of unused vacation time may accrue. Once six weeks of unused vacation time has accrued, no additional vacation time will accrue until Founder has used at least one day of the accrued vacation time.

             (iii) reimbursement by Company for all reasonable and ordinary business expenses incurred by Founder upon his submission of appropriate documentation to Company's comptroller or CEO.

             (iv) as long as Founder remains employed by Company, Founder shall be eligible for all stock plans, stock options plans, bonuses and benefits, if any, for which similarly situated executives of Company are eligible. Company will have complete discretion in determining whether or not to grant or award stock, stock options, bonuses and benefits to Founder, provided only that in determining (i) whether or not Founder is similarly situated to those executives of Company who are eligible for such stock plans, stock option plans, bonuses and benefits, if any, and (ii) whether or not to make such grants or awards, Company shall not take into account or take as a credit options granted pursuant to Section 10.9 of the Reorganization Agreement, as defined in Section 5 of this Agreement.

     3. Term; Termination; Rights on Termination. The term of this Agreement
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shall begin on the date hereof and continue for three (3) years (the "Initial
Term"), and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein unless either party gives to the other party written notice of nonrenewal of the Agreement at least ninety (90) days prior to the end of the then-current term. This Agreement and Founder's employment may be terminated in any one of the following ways:

        (a) Death. The death of Founder shall immediately terminate the
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Agreement with no severance compensation due to Founder's estate.

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        (b) Disability. This Agreement will terminate upon the permanent
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disability of Founder. Founder will be deemed permanently disabled for the purpose of this Agreement if, in the good faith determination of the Board, based on sound medical advice, Founder has become physically or mentally incapable of performing his duties hereunder for a continuous period of one hundred eighty (180) days, in which event Founder will be deemed permanently disabled upon the expiration of such one hundred eighty (180) day period. Also, Founder may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health, provided that Founder shall have furnished the Company with a written statement from a qualified doctor to such effect; and provided further that, at the Company's request made within thirty (30) days of the date of such written statement, Founder shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Founder or Founder's doctor and such doctor shall have concurred in the conclusion of Founder's doctor. In the event this Agreement is terminated as a result of Founder's permanent disability, Founder shall receive from the Company, in a lump-sum payment due within thirty (30) days of the effective date of termination, an amount equal to the difference between (a) the base salary at the rate then in effect for the lesser of (i) whatever time period is remaining under the Initial Term of this Agreement and (ii) one (1) year, minus (b) all payments in respect of Founder's salary payable to Founder under the Company's disability insurance, if any, for the same period.

        (c) Good Cause. The Company may terminate this Agreement ten (10) days
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after written notice to Founder, for good cause, which shall be: (1) Founder's material and irreparable breach of this Agreement; (2) Founder's gross negligence in the performance or intentional nonperformance (continuing for ten
(10) days after receipt of the written notice) of any of Founder's material duties and responsibilities hereunder; (3) Founder's dishonesty or fraud with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (4) Founder's conviction of a felony crime; (5) chronic alcohol abuse or illegal drug abuse by Founder; or
(6) any other good faith determination of the Board that Founder has engaged in any act that has a material adverse effect on the business, affairs or reputation of the Company. In the event of a termination for good cause, as enumerated above, Founder shall have no right to any severance compensation.

        (d) Termination by Founder Without Cause. If Founder resigns or
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otherwise terminates his employment Founder shall receive no severance compensation.

        Upon termination of this Agreement for any reason provided in this
Section 3, Founder shall be entitled to receive all compensation earned and all benefits and reimbursements vested or due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Founder only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Founder under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 8 herein and Founder's obligations under paragraphs 4, 5, 6, 7, 8 and 9 herein shall survive such termination.

     4. Return of Company Property. All records, designs, patents, business
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plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by

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Founder by or on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company, and be subject at all times to its discretion and control. All correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company in the possession of Founder shall be delivered promptly to the Company without request by it upon termination of Founder's employment.

     5.  Noncompetition.  During the term of this Agreement (the "Noncompetition
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Period"), Founder agrees to be bound by each of the provisions set forth in
Section 13 of that certain Agreement and Plan of Reorganization dated of even date herewith by and among the Company and the "Stockholders" named therein (the "Reorganization Agreement"), to the extent that such Noncompetition Period extends beyond the four (4) year time period provided for in the Reorganization Agreement.

     6.  Inventions.  Founder shall disclose promptly to the Company any and all
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significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Founder, solely or jointly with another, during the period of employment or within one
(1) year thereafter, and which are either directly related to the business or activities of the Company or conceived by Founder as a result of his work for the Company. Founder hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Founder shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

     7. Trade secrets. Founder agrees that he will not, during or after the term
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of this Agreement, disclose the specific terms of the Company's relationships or agreements with its respective significant vendors or customers or any other significant and material trade secret of the Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

     8. Indemnification. In the event Founder is made a party to any threatened,
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pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against founder), by reason of the fact that he is or was performing services within the course and scope of his employment with the Company under this Agreement, then the Company shall indemnify Founder against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Founder in connection therewith. Without limiting the requirement above that Founder be performing services within the course and scope of his employment, activities constituting violations of law or Company policy shall not constitute services within the course and scope of Founder's employment. In the event that both Founder and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Founder agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Founder, founder may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel.

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     9. No Prior Agreements. Founder hereby represents and warrants to the
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Company that the execution of this Agreement by Founder and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Founder agrees to indemnify the Company for any claim, including, but not limited to, Company's attorneys' fees and expenses of investigation, by any third party that such third party may now have or may hereafter have against the Company based upon or arising out of any non-competition agreement, invention agreement or secrecy agreement between Founder and such third party which was in existence as of the date of this Agreement.

     10. Assignment; Binding Effect. Founder understands that he has been
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selected for employment by the Company on the basis of his personal qualifications, experience and skills. Founder agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

     11. Complete Agreement. This Agreement is not a promise of future
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employment. Founder has no oral understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Founder and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written representations or agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Founder, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

     12. Notice. Whenever any notice is required hereunder, it shall be given in
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writing addressed as follows:

     To the Company:  Hospitality Design & Supply, Inc.
                      P.O. Box 5016
                      Culver City, CA  90231
                      Attn:  Roger M. Laverty,
                             Chief Executive Officer

     with a copy to:  Daniel J. Winnike, Esq.
                      Howard, Rice, Nemerovski, Canady,
                            Falk & Rabkin
                      A Professional Corporation
                      3 Embarcadero Center, 7th Floor
                      San Francisco, CA 94111

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     To Founder:      Ygal Sonenshine
                      Raygal Design Associates, Inc.
                      2719 White Road
                      Irvine, CA  92714

     with a copy to:  Perry S. Silver
                      Silver & Freedman APLC
                      1925 Century Park East
                      Suite 2100
                      Century City, CA  90067

     Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 12.

     13. Severability; Headings. In the event any court of competent
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jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

     14. Governing Law; Forum. This Agreement shall be governed by and construed
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in accordance with the laws of the State of California, without giving effect to laws concerning choice of law or conflicts of law. All disputes arising out of this Agreement or the obligations of the parties hereunder, including disputes that may arise following termination of this Agreement, shall be subject to the exclusive jurisdiction and venue of the California State Courts of Orange
County, California (or, if there is federal jurisdiction, then the exclusive jurisdiction and venue of the United States District Court having jurisdiction over Orange County). Each party hereby irrevocably and unconditionally consents to the personal and exclusive jurisdiction and venue of said courts and any objection that may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. THE PARTIES HERETO EACH HEREBY KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER-CLAIM, WHETHER IN CONTRACT OR TORT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

     15. Counterparts. This Agreement may be executed simultaneously in two (2)
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or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     16. Option to Purchase Automobile. For a period ending sixty (60) days
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after the effective date of this Agreement, Founder will have an option to purchase from company the viper automobile presently owned by Raygal Design Associates, Inc. The option may be

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exercised by paying Company cash equal to the low Blue Book value of such automobile. in addition, after such 60-day period, if Founder elects not to purchase such automobile, Founder will have the right to use such automobile for so long as Company owns it; provided that Company shall have no obligation to keep such automobile beyond such 60-day period.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 THE COMPANY:

                                 HOSPITALITY DESIGN & SUPPLY, INC.

                                 By: ______________________________

                                 Title: ___________________________


                                 FOUNDER:



                                 __________________________________
                                   YGAL SONENSHINE

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